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                                            Filing Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-68923




                             STICKER SUPPLEMENT
               (to Prospectus Supplement dated July 2, 1999)

                              PLC SYSTEMS INC.


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MARKET FOR OUR COMMON STOCK

         On July 1, 1999, the last reported sales price of our common shares on the American Stock Exchange was $3.375 per share. Our common stock is listed on the American Stock Exchange under the symbol "PLC." The common stock sold under this prospectus supplement will be listed on the American Stock Exchange after we notify the American Stock Exchange that the shares have been issued.

         As of July 1, 1999 and before the issuance of shares pursuant to this prospectus supplement, we have 20,440,153 shares of common stock outstanding.

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EXPLANATORY NOTE: The disclosure above replaces the disclosure under the caption "Market for Our Common Stock" on page S-2 of the Prospectus Supplement dated Friday, July 2, 1999 (and filed with the Securities and Exchange Commission on the same day). The revision is necessary to correct the number of shares outstanding, which was incorrectly reported as 22,440,153.